FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE

                                 (414) 297-5662

                               September 28, 1995


   The Marcus Corporation
   Suite 1700
   250 East Wisconsin Avenue
   Milwaukee, Wisconsin  53202

   Ladies and Gentlemen:

             We have acted as legal counsel for The Marcus Corporation, a Wisconsin corporation ("Company"), in connection with the preparation of a Form S-8 Registration Statement ("Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended ("Act"), relating to 500,000 shares of the Company's Common Stock, $1 par value per share ("Common Stock"), which may be issued pursuant to the Company's 1995 Equity Incentive Plan ("1995 Plan"). The 1995 Plan is more fully described in the Registration Statement to which reference is hereby made.

             In connection with the foregoing, we have examined: (i) the Registration Statement; (ii) the 1995 Plan and related documents; (iii) the Company's Articles of Incorporation and By-laws, as amended to date;
   (iv) copies of resolutions of the Board of Directors of the Company relating to the adoption of the 1995 Plan and the issuance of Common Stock thereunder; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the terms and conditions of the 1995 Plan, as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owning to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. See Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., Case No. 82-CV-0023,
   Circuit Court Branch 1, Dane County, Wisconsin.

             We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we hereby disclaim that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

                                 Very truly yours,



                                 FOLEY & LARDNER